Exhibit 10.26

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) dated as of April 20, 2018, is made by and between Summit Semiconductor, Inc. (the “Company”) and the undersigned (the “Purchasers” and each a “Purchaser”).

RECITALS

A.           To induce the Purchasers to lend to the Company, the Company has agreed to pledge and grant a security interest in the Collateral as security for the Secured Obligations (each as defined below) effective as of the dated stated above (the “Effective Date”).

NOW, THEREFORE, the parties agree as follows as of the Effective Date:

1.	DEFINITIONS.

The following capitalized terms used in this Agreement shall have the following meanings under this Agreement:

1.1           [Reserved]

1.2           “Collateral” means the property described in Exhibit A hereto.

1.3           “Company Intellectual Property Rights” means all of the Company’s: (i) United States and foreign letters patent, utility models, and applications therefor, and other indicia of invention ownership, including any such rights granted upon any reissue, division, continuation or continuation-in-part applications; (ii) all copyright rights and all other literary property, software (in both object and source code), and author rights, whether or not copyrightable, all copyrights and copyrighted interests, and all mask works and registered mask works, including any registrations and renewals of any of the foregoing, which are owned by or licensed to the Company; (iii) trade secrets and know how with respect to all of the foregoing; (iv) trademarks and service marks; and (v) any and other intellectual property rights of any nature owned or licensed by the Company which are necessary to enable the Company to manufacture any of its products and other products which incorporate, contain, or embody any and all of the foregoing, including, without limitation, the registered intellectual property rights as listed on Exhibit B attached hereto.

1.4           “Event of Default” shall have the meaning as set forth in the Purchaser’s applicable Loan Documents.

1.5           [Reserved].

1.6           [Reserved]

1.7           “Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, charge, claim or other encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any agreement to give or refrain from giving a lien, mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, charge, claim or other encumbrance of any kind.

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1.8           “Loan Documents” means this Agreement, the Subscription Agreement, the Note, any other instrument evidencing indebtedness to the Purchaser (secured by the assets of the Company), all financing statements and instruments of perfection filed pursuant to this Agreement, and such other documents and instruments as are signed and delivered by the Purchaser or the Company for the transactions contemplated by this Agreement, each as may be amended.

1.9           “Note” mean the Series G 15% Original Issue Discount Senior Secured Promissory Note issued by the Company to the Purchaser as amended, modified or supplemented from time to time in accordance with their terms.

1.10         “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, attorneys’ fees and expenses, damages and other liabilities payable under the Loan Documents.

1.11         [Reserved]

1.12         “Perfection Schedule” means the duly completed Perfection Schedule attached hereto as Exhibit C.

1.13         “Permitted Liens” means: (i) Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens, or Liens arising out of judgments or awards against the Company which do not constitute an Event of Default, (ii) Liens for taxes not yet subject to penalties for non-payment and Liens for taxes the payment of which is being contested in good faith and by appropriate proceedings and for which, to the extent required by generally accepted accounting principles then in effect, proper and adequate book reserves relating thereto are established by the Company, (iii) Liens (A) upon or in any equipment acquired or held by the Company to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment and other equipment financed by the holder of such Lien; (iv) Liens consisting of leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company’s business not interfering in any material respect with the business of the Company and any interest or title of a lessor or licensor under any lease or license, as applicable; (v) Liens incurred or deposits made in the ordinary course of either the Company’s business in connection with worker’s compensation, unemployment insurance, social security and other like laws; (vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (vii) Liens to which the Purchaser have expressly consented in writing; (viii) Liens related to unpaid wages; (ix) Liens held by MARCorp Signal, LLC which have not yet been released notwithstanding their repayment and (x) Liens related to any other Subscription Agreement and security agreement with respect to investors of the Company’s Series F Senior Secured 15% Convertible Notes, due June 30, 2018.

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1.14         “Proceeding” means any action, suit, arbitration, mediation, investigation or other proceeding (including by or before a Governmental Authority, stock exchange or similar body).

1.15         [Reserved]

1.16         “Secured Obligations” means the Company’s obligations and liabilities to the Purchaser under the Loan Documents (including, without limitation, the Company’s obligation to timely pay the principal amount of, and interest on, the Note) and any fees or other amounts payable by the Company under any Loan Document.

1.17         “Subscription Agreement” means the Subscription Agreement, dated as of even date herewith, among the Company and the Purchaser, as amended, modified or supplemented from time to time in accordance with its terms.

1.18         “Taxes” means, U.S. federal, state, local and foreign taxes of any kind whatsoever (whether payable directly or by withholding), together with any estimated tax, additions to tax, interest, fines and penalties related thereto.

1.19         “Uniform Commercial Code” means the Uniform Commercial Code as in effect in the state of New York from time to time or, by reason of mandatory application, any other applicable jurisdiction.

The following terms have the meaning assigned to them in Article 9 of the Uniform Commercial Code: “Commodities Account,” “Commodities Entitlement,” “Commodities Intermediary,” “Commodity,” “Control,” “Securities Account,” “Securities Entitlement” and “Securities Intermediary.”

Additional defined terms are set forth on Exhibit A.

2.	GRANT OF SECURITY INTEREST; COLLATERAL; ACKNOWLEDGEMENT.

2.1           Grant. To secure the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of the Secured Obligations, the Company hereby pledges and grants to the Purchasers, a continuing security interest in all of the Company’s right, title and interest in and to the Collateral, whether now owned or hereafter acquired by the Company and whether now existing or hereafter coming into existence, which shall remain in effect until indefeasible payment and performance in full of all of the Secured Obligations.

2.2           The Company Remains Liable. The Company shall remain liable to perform its duties and obligations under the contracts and agreements included in the Collateral in accordance with their respective terms to the same extent as if this Agreement had not been executed and delivered. The exercise by Purchaser of any right, remedy, power or privilege in respect of this Agreement shall not release the Company from any of its duties and obligations under such contracts and agreements. Purchaser shall not have any duty, obligation or liability under such contracts and agreements or in respect to any government approval included in the Collateral by reason of this Agreement or any other Loan Document, nor shall Purchaser be obligated to perform any of the duties or obligations of the Company under any such contract or agreement or any such government approval or to take any action to collect or enforce any claim (for payment) under any such contract or agreement or government approval.

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2.3           Perfection; Financing Statement. The Company authorizes Purchasers to file, at any time and from time to time, all financing statements, assignments, continuation financing statements, termination statements, control agreements and other documents and instruments, including all appropriate Uniform Commercial Code and Patent and Trademark Office and Copyright filings, in form satisfactory to the Purchaser, and to take all other action as the Purchaser may reasonably request, to perfect and continue perfected, maintain the priority of, or provide notice of, the security interest of the Purchaser in the Collateral granted under this Agreement and to accomplish the purposes of this Agreement. Without limiting the foregoing, the Company will cooperate with the Purchaser in obtaining Control for the Purchaser of Collateral consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper, as requested by the Purchaser.

2.4           Use of Collateral. So long as an Event of Default does not exist, the Company shall have the right (a) to use and possess the Collateral, (b) to exercise its rights, title and interest in all contracts, agreements, licenses and government approvals related thereto, and (c) to manage its property and sell its inventory in the ordinary course of business.

2.5           Subordination and Intercreditor Arrangements. Each party to this Agreement agrees that the rights of the undersigned Purchaser in the Collateral are pari passu to the rights of each other Purchaser.

3.	REPRESENTATIONS, WARRANTIES.

The Company represents and warrants to the Purchaser as follows:

3.1           Name and Identifying Information. The legal name of the Company (as it appears in the Certificate of Incorporation of the Company as currently in force and effect) is “Summit Semiconductor, Inc.,” and its organizational identification number as issued by the Delaware Secretary of State is 4823903. The true and complete current mailing address of the Company is set forth in Section 6.3 of this Agreement.

3.2           Other Names. Section 1 of the Perfection Schedule sets forth a true and complete list of each other name (including trade names and fictitious business names) used by the Company at any time within five (5) years before the Effective Date.

3.3           Places of Business. Section 2 of the Perfection Schedule sets forth (a) the current location of the chief executive office of the Company; (b) each other location of records related to the Collateral; (c) each place of business presently maintained by the Company.

3.4           Other Locations of Collateral; Bailees. Section 3 of the Perfection Schedule sets forth a true and complete list of (a) each location (other than as set forth on Section 2 of the Perfection Schedule) where the Company has tangible Collateral located and (b) the name and address of each person other than the Company (such as lessees, consignees, warehousemen or other bailees) who has or is presently intended to have possession of any of the Collateral.

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3.5           Intellectual Property. Exhibit B hereto sets forth a true and complete list of the following items of Company Intellectual Property: (a) patents and patent applications; (b) copyright registrations and copyright registration applications; (c) mask works and mask work registration applications; (d) trademark registrations and trademark registration applications; and (e) domain names (all of the Intellectual Property described in clauses (a) through (e), whether now owned or hereafter acquired, is collectively referred to herein as the “Registered Intellectual Property”). Upon acquisition of any material Registered Intellectual Property after the Effective Date, the Company will promptly notify the Purchaser and update Exhibit B hereto to reflect such acquisition.

3.6           Deposit Accounts. Section 4 of the Perfection Schedule sets forth a true and complete list of all Deposit Accounts maintained by the Company and with regard to each such account: (a) the name and address of the financial institution where it is maintained; (b) the account number and (c) the account type. Other than for the benefit of the Company pursuant to this Agreement, or otherwise pursuant to the Permitted Liens, the Company has not granted to any person or entity any security interest in, or account control agreement over, or otherwise given Control over, any Deposit Account.

3.7           Investment Property. Section 5 of the Perfection Schedule sets forth a true and complete list of all Investment Property owned by the Company, including each (a) Security, Securities Entitlement, Commodity and Commodities Entitlement, identifying the issuer and the type of Investment Property and (b) each Securities Account and Commodities Account which the Company maintains and, with regard to each such account, sets forth (i) the name and address of the Securities Intermediary or Commodities Intermediary, respectively, at which such account is maintained, (ii) the account number and (iii) the account type. Other than for the benefit of the Purchaser pursuant to this Agreement, or otherwise pursuant to the Permitted Liens, the Company has not granted to any person or entity any security interest in, or otherwise given entered into any control agreement with regard to, or otherwise given Control over, any Investment Property.

3.8           Commercial Tort Claims. Section 6 of the Perfection Schedule identifies each Commercial Tort Claim now held by the Company and each Proceeding which the Company has instituted which is now pending involving the prosecution or collection of a Commercial Tort Claim, including the name of the action, the court in which it is pending and the case number. If the Company shall at any time before the termination of this Agreement initiate, hold or acquire a Commercial Tort Claim, the Company shall immediately notify the Purchaser in writing of such fact and grant to the Purchaser a security interest in such Commercial Tort Claim and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Purchaser.

3.9           Title; Valid, Perfected Security Interest; No Other Liens. The Company owns all right, title and interest in and to the Collateral. All of the Collateral is free and clear of all Liens except for Permitted Liens. This Agreement creates a first priority security interest (subject only to Permitted Liens) that is valid and enforceable against the Collateral in which the Company now has rights and will create a security interest that is valid and enforceable against the Collateral in which the Company hereafter acquires rights at the time the Company acquires any such rights.

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3.10         No Bankruptcy, Insolvency Actions or Liquidation. No receiver is appointed and presently charged with authority of any kind over any of the Collateral or any other material part of the Company’s property, nor has the Company made an assignment for the benefit of creditors. The Company is not the debtor or alleged debtor in any case under the United States Bankruptcy Code or the subject of any other bankruptcy or insolvency Proceeding for the general adjustment of its debts or for its liquidation.

3.11         No Events of Default. Except for the events of default with respect to those certain Series D Senior Secured Original Issue Discount Convertible Notes and related transaction documents, no event has occurred and is continuing that, with or without the giving of notice or the passage of time or both, would constitute an Event of Default.

3.12         Other Financing Statements. Other than financing statements filed by MARCorp Signal, LLC, and the holders of Company’s Series F Senior Secured 15% Convertible Notes, due June 30, 2018, which have not been released, security agreements, chattel mortgages, assignments, copyright security agreements or collateral assignments, patent or trademark security agreements or collateral assignments, fixture filings and other agreements or instruments executed, delivered, filed or recorded for the purpose of granting or perfecting any Lien in connection with any Permitted Lien and financing statements in favor of the Purchaser, no effective financing statement or similar document naming the Company as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.

3.13         Organization, Corporate Power. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company has the authority to execute, deliver and perform its obligations under the Loan Documents.

3.14         Due Authorization. All action on the part of the Company’s board of directors and shareholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under, the Loan Documents has been taken. The Loan Documents constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (b) the effect of rules of law governing the availability of equitable remedies.

3.15         No Conflict. The execution and delivery of the Loan Documents by the Company does not, and the consummation of the transactions contemplated thereby will not, conflict with, or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or require any consent, approval or waiver from any person or entity pursuant to, any provision of the Certificate of Incorporation of the Company, in each case as amended to date.

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4.	COVENANTS

4.1           Other Liens. The Company shall keep the Collateral free and clear of all Liens, other than Permitted Liens.

4.2           No Change of Status; Notice of Certain Events. The Company shall give prompt written notice to the Purchaser (and in any event not later than ten (10) days following any change described below in this Section 4.2) of: (a) any change in the location of the Company’s chief executive office or principal place of business; (b) any change in the locations set forth in Section 2 of the Perfection Schedule; (c) any changes in its identity, structure or registration number which might make any financing statement filed hereunder incorrect or misleading or ineffective to perfect or maintain the perfection of the security interest in any of the Collateral granted hereunder. Notwithstanding any other provision of this Agreement, the Company shall not change its legal name or its state of formation without giving the Purchaser at least thirty (30) days written notice in advance of such change, and without taking such steps in connection therewith as the Purchaser may reasonably request in order to perfect and continue perfected, maintain the priority of or provide notice of, the security interest in the Collateral granted hereunder after such change.

4.3           Applicable laws. The Company shall operate its business substantially in a manner consistent with past practices, but in accordance with applicable federal, state and local statutes, ordinances and regulations (collectively, “Applicable Law”) and shall not use the Collateral in violation of Applicable Law or in violation of any insurance policy maintained by the Company with respect to the Collateral.

4.4           New Intellectual Property. If the Company obtains rights to any Registered Intellectual Property after the Effective Date, the Company shall in each case promptly notify the Purchaser of such fact (and in any event not later than ten (10) days following the Company obtaining such rights) and the Company hereby authorizes the Purchaser to modify, amend or supplement Exhibit B from time to time to include therein a description of such Registered Intellectual Property and make all necessary or appropriate filings with respect thereto to cause the security interest in such Registered Intellectual Property to be perfected. The Company shall, to the extent reasonably requested by the Purchaser or to the extent that it would be prudent to do so for the protection of the Company’s business and rights in the Company Intellectual Property, promptly and diligently register each copyright, trademark, service mark, trade name or other Company Intellectual Property which is registrable with the applicable governmental or other registration authority, and shall in each case in connection with such registration execute such documents and take such further actions as the Purchaser shall reasonably request in its sole discretion to perfect and continue perfected, maintain the priority of or provide notice of, the security interest granted to the Purchaser under this Agreement in such copyrightable works or mask works notwithstanding such registration.

4.5           Deposit and Security Accounts; Control. The Company shall give the Purchaser prompt written notice of the Company’s acquisition after the Effective Date of any Investment Property (and in any event not later than ten (10) days following the Company’s acquisition of such Investment Property) and shall not establish any new Deposit Account, any new Securities Account or any new Commodities Account unless it shall have given the Purchaser prompt written notice thereof and taken such further steps (including, if requested by the Purchaser, entering into a control agreement with the relevant institution in form and substance satisfactory to the Purchaser) so that, upon the acquisition of such Investment Property or the creation of each such new account, as applicable, the Purchaser shall have a perfected security interest in such Investment Property or such account. The Company shall promptly deposit for collection any checks, drafts or other cash equivalents it receives drawn to its order or endorsed to it and shall deposit all Money received from time to time (other than reasonable petty cash advances) in its existing Deposit Accounts.

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4.6           Taxes. The Company shall pay all Taxes due and owing by the Company at such time as they become due, except for any Taxes subject to bona fide dispute for which the Company makes adequate reserves and diligently pursues resolution of such dispute.

4.7           Records; Insurance. The Company will at all times keep in a manner reasonably satisfactory to the Purchaser accurate and complete records of the Collateral and will keep such Collateral insured to the extent similarly situated companies insure their assets. If requested by the Purchaser, the Company shall add the Purchaser to policies covering the Collateral as an additional loss payee. The Purchaser shall be entitled, at reasonable times and intervals after reasonable notice to the Company, to enter any of the Company’s premises for purposes of inspecting the Collateral and the Company’s books and records relating thereto.

4.8           Notices, Reports and Information. The Company will (i) notify the Purchaser of any material claim made or asserted against the Collateral by any person or entity and of any material change in the composition of the Collateral or other event which could materially adversely affect the value of the Collateral or the Purchaser’ Lien thereon; (ii) furnish to the Purchaser such statements and schedules further identifying and describing the Collateral and such other reports and other information in connection with the Collateral as the Purchaser may reasonably request, all in reasonable detail; and (iii) upon request of the Purchaser make such demands and requests for information and reports as the Company is entitled to make in respect of the Collateral.

4.9           Disposition of Collateral. The Company will not, except in the ordinary course of its business, (i) surrender or lose possession of, sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any right or interest therein, or (ii) remove any of the Collateral from its present location (other than disposals of Collateral permitted by Section 4.9(i)) except upon at least 15 days’ prior written notice to the Purchaser.

4.10         Further Assurances. The Company agrees that, from time to time upon the written request of the Purchaser, the Company will execute and deliver such further documents and do such other acts and things as the Purchaser may reasonably request in order fully to effect the purposes of this Agreement.

4.11         Organization and Qualification. The Company is a Corporation duly organized, validly existing and in good standing under the laws of Delaware. The Company has all requisite power and authority to conduct its business and own its property and to enter into and perform its obligations under the Loan Documents.

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5.	DEFAULT.

5.1           Remedies Upon Default. Upon the occurrence and during the continuation of any Event of Default, and following delivery of written notice to the Company from the Purchaser requesting the remedies set forth herein, the Purchaser shall have, in addition to all other rights and remedies provided under the Loan Documents and by Applicable Law, all of the rights and remedies of a secured party under the Uniform Commercial Code, including, but not limited to, the right to take possession of the Collateral (subject, in all cases, to the provisions set forth in this Agreement), and for that purpose the Purchaser may, and the Company hereby authorizes the Purchaser and their authorized representatives to, enter upon any premises on which Collateral may be located or situated and remove the same therefrom or without removal render the same unusable and may use or dispose of the Collateral on such premises without any liability for rent, storage, utilities or other sums, and upon request the Company shall, to the extent practicable, assemble and make the Collateral available to the Purchaser at a place to be designated by the Purchaser, which is reasonably convenient to the Company and the Purchaser. The Company agrees that, to the extent notice of sale shall be required by law, at least ten (10)-days’ notice to the Company of the time and place of any public sale or the time after which any private sale or any other intended disposition is to be made shall constitute reasonable notification of such sale or disposition. Upon approval of the Purchaser, the Purchaser shall also have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by the Purchaser to enforce its rights and remedies hereunder, to manage, protect and preserve the Collateral or continue the operation of the business of the Company, and the Purchaser shall be entitled to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership, including the compensation of the receiver, and to the payment of Secured Obligations until a sale or other disposition of such Collateral shall be finally made and consummated. In the event of any disposition or collection of or any other realization upon all or any part of the Collateral, the Purchaser shall apply the proceeds of such disposition, collection or other realization as follows:

(a)          First, to the payment of the reasonable costs and expenses of the Purchaser in exercising or enforcing their rights hereunder, including, but not limited to, costs and expenses incurred in retaking, holding or preparing the Collateral for sale, lease or other disposition, and to the payment of all expenses of the Purchaser pursuant to Section 6.4;

(b)          Second, to the payment of the Secured Obligations; and

(c)          Third, the surplus, if any, shall be paid to the Company or to whosoever may be lawfully entitled to receive such surplus.

If in the event of any disposition or collection of or any other realization upon all or any part of the Collateral are insufficient to permit the payment to the Purchaser of the full amounts of their Secured Obligations, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the Purchaser in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 5.1. For the avoidance of doubt, (i) any cash paid to the Purchasers, shall be paid in the following ratio: (x) two-thirds (2/3) to Candlewood Structured Credit Harvest Master Fund LP (“Candlewood Harvest”) and Candlewood Structured Credit Opportunity Master Fund A LP (“Candlewood Opportunity” and together with Candlewood Harvest, “Candlewood”), on a pro-rata basis; and (y) one-third (1/3) to the other Purchasers, on a pro-rata basis, and (ii) the Purchasers may assume control of any and all Collateral of the Company, subject to the terms and conditions contained in the Agreement and provided in the Uniform Commercial Code.

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5.2           NO WAIVER OF RIGHTS. THE LENDERS’ ACCEPTANCE OF PARTIAL OR DELINQUENT PAYMENT FROM THE COMPANY UNDER ANY OF THE LOAN DOCUMENTS, OR THE LENDERS’ FAILURE TO EXERCISE ANY RIGHT HEREUNDER, SHALL NOT CONSTITUTE A WAIVER OF ANY OBLIGATION OF THE COMPANY HEREUNDER, OR ANY RIGHT OF THE LENDERS HEREUNDER, AND SHALL NOT AFFECT IN ANY WAY THE RIGHT TO REQUIRE FULL PERFORMANCE AT ANY TIME THEREAFTER.

6.	MISCELLANEOUS.

6.1           Termination. When all Secured Obligations shall have been indefeasibly paid in full, this Agreement shall terminate, and the Purchaser shall forthwith cause to be released and canceled all Liens granted by the Company in the Collateral pursuant to this Agreement. The Purchaser shall file upon such termination such Uniform Commercial Code termination statements and shall execute and deliver such other documentation as shall be reasonably requested by the Company, at the Company’s sole expense, to effect the termination and release of such Liens.

6.2           Waiver. No failure on the part of the Purchaser to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Agreement shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise of any such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. Waiver of any provision of any of the Loan Documents in one instance shall not operate as a waiver of that provision in any other instance or as a waiver of any other provision of any of the Loan Documents. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

6.3           Notices. All notices and other communications shall be addressed to the intended recipient as follows, or to such other address or number as may be specified from time to time by like notice to the parties:

To the Company:

6840 Via Del Oro., Ste 280
San Jose, CA 95119
Attention: Chief Financial Officer

To the Purchaser: At the address of the Purchaser as set forth on the signature pages hereto.

Any party may from time to time specify a different address for notices by like notice to the other parties.

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6.4           Expenses. The Company agrees to pay or to reimburse the Purchaser for all reasonable (i) costs, and (ii) expenses (including reasonable attorney’s fees and reasonable expenses) that may be incurred by the Purchaser in any effort to enforce any of the provisions of the Loan Documents, including any of the obligations of the Company in respect of the Collateral or in connection with the preservation of the Lien of, or the rights of the Purchaser , under the Loan Documents or with any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of the Collateral, including all such costs and expenses (and reasonable attorney’s fees and expenses) incurred in any bankruptcy, reorganization, workout or other similar proceeding.

6.5           Amendments. Any provision of this Agreement may be modified, supplemented or waived only by an instrument in writing duly executed by the Company and the Purchaser. Any such modification, supplement or waiver shall be for such period and subject to such conditions as shall be specified in the instrument effecting the same and shall be binding upon the Purchaser and the Company, and any such waiver shall be effective only in the specific instance and for the purposes for which given.

6.6           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and the Purchaser and their respective successors and permitted assigns.

6.7           Survival. All representations and warranties made in this Agreement or in any certificate or other document delivered pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement or such certificate or other document (as the case may be) or any deemed repetition of any such representation or warranty.

6.8           Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.9           Captions. The captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof.

6.10         Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties to this Agreement may execute this Agreement by signing any such counterpart.

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6.11         Governing Law; Submission to Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

6.12         Entire Agreement. This Agreement, together with the exhibits and schedules hereto, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement and its exhibits and schedules.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

COMPANY:

SUMMIT SEMICONDUCTOR, INC

By:

Name:	Brett Moyer

Title:	President & CEO

[Purchaser’s Signature Pages Follows]

SIGNATURE PAGE FOR SECURITY AGREEMENT

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PURCHASER:

Purchaser’s name

Signature of authorized signatory of the Purchaser:

Name of authorized signatory:

Title of authorized signatory

SIGNATURE PAGE FOR SECURITY AGREEMENT

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EXHIBIT A

COLLATERAL

“Collateral” means all current and hereafter acquired personal Property of the Company, including all insurance relating thereto, and including all Accounts, Commercial Tort Claims, Deposit Accounts, Equipment, General Intangibles, Inventory, Money, and Negotiable Collateral, all other Goods not previously referenced, any Company Intellectual Property Rights, any Supporting Obligations, and any and all Proceeds thereof.

Notwithstanding the foregoing the term “Collateral” shall not include: (a) “intent-to-use” trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise, but only to the extent the granting of a security interest in such “intent to use” trademarks would be contrary to Applicable Law or (b) any contract, Instrument or Chattel Paper in which the Company has any right, title or interest if and to the extent such contract, instrument or chattel paper includes a provision containing a restriction on assignment such that the creation of a security interest in the right, title or interest of the Company therein would be prohibited and would, in and of itself, cause or result in a default thereunder enabling another person or entity party to such contract, Instrument or Chattel Paper to enforce any remedy with respect thereto; provided, however, that the foregoing exclusion shall not apply if (i) such prohibition has been waived or such other person has otherwise consented to the creation hereunder of a security interest in such contract, Instrument or Chattel Paper, or (ii) such prohibition would be rendered ineffective pursuant to UCC Sections 9-407(a) or 9-408(a), as applicable and as then in effect in any relevant jurisdiction, or any other Applicable Law (including the U.S. Bankruptcy Code or principles of equity); provided further that immediately upon the ineffectiveness, lapse or termination of any such provision, the term “Collateral” shall include, and the Company shall be deemed to have granted a security interest in, all its rights title and interests in and to such contract, Instrument or Chattel Paper as if such provision had never been in effect; and provided further that the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect the Purchaser’ unconditional continuing security interest in and to all rights, title and interests of the Company in or to any payment obligations or other rights to receive monies due or to become due under any such contract, Instrument or Chattel Paper and in any such monies and other Proceeds of such contract, Instrument or Chattel Paper.

For purposes of this Agreement, the foregoing terms have the following meaning:

“Account Debtor” means any Person who is or who may become obligated under, with respect to or on account of an Account.

“Accounts” means all of the Company’s currently existing and hereafter arising accounts, as defined in UCC Section 9102(a)(2), including any contract rights to payment arising out of the sale or lease of goods or the rendition of services by the Company, irrespective of whether earned by performance, and any and all credit insurance, guarantees or security therefor.

A-1

“Commercial Tort Claims” means all commercial tort claims as defined in UCC Section 9102(a)(12), now or hereafter held by the Company.

“Deposit Accounts” means all deposit accounts, as defined in UCC Section 9102(a)(29), now or hereafter held in the Company’s name.

“Equipment” means equipment as defined in UCC Section 9102(a)(33), including all of the Company’s present and hereafter acquired machinery, machine tools, motors, computers, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods, wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the foregoing.

“General Intangibles” means general intangibles as defined in UCC Section 9102(a)(42), including all of the Company’s present and future general intangibles and other personal Property (including contract rights, rights arising under common law, statutes or regulations, choses or other things in action, goodwill, Company Intellectual Property Rights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment, and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, insurance premium rebates, tax refunds and tax refund claims).

“Goods” means goods as defined in UCC Section 9102(a)(44).

“Inventory” means inventory as defined in UCC Section 9102(a)(48), including all present and future inventory in which the Company has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of the Company’s present and future raw materials, work in process, finished goods and packing and shipping materials, wherever located.

“Money” means money as defined in Article 1 of the Uniform Commercial Code.

“Negotiable Collateral” means all of the Company’s present and future Letters of Credit, Letter-of-Credit Rights, notes, drafts, Instruments, Investment Property, Securities (including the shares of capital stock or other equity or membership interests of United States subsidiaries of the Company), Documents, personal property leases (wherein the Company is the lessor) and Chattel Paper. (All capitalized terms used in the preceding sentence that are defined in the Uniform Commercial Code shall have the meanings set forth therein.)

“Proceeds” means proceeds as defined in UCC Section 9102(a)(64).

“Supporting Obligations” means supporting obligations as defined in UCC Section 9102(a)(77).

A-2

EXHIBIT B

COMPANY INTELLECTUAL PROPERTY RIGHTS

B-1

EXHIBIT C

PERFECTION SCHEDULE

C-1